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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2004

McDATA Corporation
(Exact name of registrant as specified in its charter)

000-31257
(Commission File Number)

Delaware	84-1421844
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

380 Interlocken Crescent
Broomfield, Colorado 80021
(Address of principal executive offices and Zip Code)

(720) 558-9200
Registrant's telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure.

        McDATA will be holding its Annual Meeting of Stockholders on September 8, 2004 at Noon (Mountain Time) at the Omni Interlocken Resort located at 500 Interlocken Boulevard, Broomfield, Colorado. All McDATA Stockholders as of close of business on July 12th, 2004 will receive a Proxy Statement by mail and be entitled to vote.

        On June 10, 2004, McDATA Corporation (the "Company") entered into a Software OEM Agreement with Crosswalk, Inc. ("Crosswalk"), pursuant to which the Company granted Crosswalk a license to develop and integrate the Company's SANavigator software into Crosswalk's software platform, create certain enhancements for use with such integrated software product, and re-brand such integrated software product with Crosswalk's trademarks. The Company also granted Crosswalk a limited license to distribute the integrated software product furnished by the Company.

        The Software OEM Agreement constitutes a related party transaction under applicable rules and regulations of the Securities Exchange Commission solely because Mr. John F. McDonnell is a 10% Class B shareholder. Mr. McDonnell was the former Chairman of the Company and is now the founder and sole director of Crosswalk. As such, the Software OEM Agreement has been reviewed and approved by both the Audit Committee of the Board of Directors and by the Board of Directors of the Company, and the Audit Committee and the Board have determined that such agreement is fair to and in the best interests of the Company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 14, 2004

McDATA Corporation
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey
Its:	Vice President, General Counsel and Corporate Secretary

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE